MYLAN LABORATORIES INC.
                            1030 Century Building
                             130 Seventh Street
                        Pittsburgh, Pennsylvania 15222

                   Notice of Annual Meeting of Shareholders
                                July 24, 1997



To The Shareholders of Mylan Laboratories Inc.

         An annual meeting of shareholders of Mylan Laboratories Inc. will be held at the Lakeview Resort & Conference Center, Morgantown, West Virginia, on Thursday, July 24, 1997 at 10:00 a.m. for the following purposes:

         1. To elect seven directors to serve until the next annual meeting of shareholders and until their respective successors shall have been elected and shall have qualified.

         2. To adopt the Mylan Laboratories Inc. 1997 Incentive Stock Option Plan of the Company which authorizes the grant of options to purchase the Company's Common Stock to executives, directors, employees and agents and consultants of the Company and its subsidiaries (see "Proposed Stock Option Plan" in the Proxy Statement).

         3. To elect independent auditors of the Company for the fiscal year ending March 31, 1998.

         4. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on April 30, 1997 are entitled to notice of and to vote at the meeting.

         All shareholders, whether or not they expect to be present in person, are requested to sign, date and return the enclosed proxy in the accompanying envelope as promptly as possible.

         Shareholders who plan to attend the Annual Meeting are requested to complete and return the enclosed reservation card by July 9, 1997.





                       By Order of the Board of Directors
                       Robert W. Smiley, Secretary




May 31, 1997
Pittsburgh, Pennsylvania

                           MYLAN LABORATORIES INC.
                            1030 Century Building
                             130 Seventh Street
                        Pittsburgh, Pennsylvania 15222


                 --------------------------------------------

                               PROXY STATEMENT

                 --------------------------------------------


                 Annual Meeting of Shareholders July 24, 1997

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mylan Laboratories Inc., a Pennsylvania corporation ("the Company"), for an annual meeting of shareholders to be held on July 24, 1997. The approximate date on which this proxy statement and proxy are being sent to shareholders of the Company is June 4, 1997.

         The shares represented by each properly executed proxy, in the form enclosed and received by the Company will be voted as specified thereon by the shareholder. If no specification is made, such shares will be voted FOR the nominees named and proposals described below. Any proxy given by a shareholder may be revoked in writing at any time prior to its exercise, but the revocation of the proxy shall not be effective until notice thereof has been received by the Secretary of the Company. Abstentions and broker non-votes will be included in determining the number of shares present and entitled to vote at the meeting but will not be considered to be voted for any proposal. Because the election of directors is based on a plurality and the other proposals being considered on a majority of the votes cast, abstentions and broker non-votes will not affect the outcome of those matters.

         References herein to "fiscal 1997" mean the Company's fiscal year ended March 31, 1997.


                       VOTING SECURITIES AND RECORD DATE

         Persons who as of the close of business on April 30, 1997 held of record shares of the Company's Common Stock, par value $.50 per share ("Common Stock"), are entitled to notice of and to vote at the annual meeting. As of such date, there were 122,068,079 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote per share and do not have cumulative voting rights in the election of directors.

         See "Security Ownership" herein for information with respect to the share ownership of the directors of the Company.


                      ELECTION OF DIRECTORS [Proposal No. 1]

         Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualify. Proxies received in the accompanying form will be voted for the election to the Board of Directors of the seven nominees listed below except in such instance that authority to vote for any of the nominees is withheld. The seven nominees receiving the highest number of votes shall be elected. Each of the nominees has consented to serve as a director if elected. Information concerning the nominees, all of whom are presently members of the Board of Directors, is set forth below.

                                                                                 Director
Name                        Principal Occupation                      Age          Since
-----------                 --------------------                      ----       ---------
Milan Puskar              Chairman of the Board, C.E.O.               62           1976
                          and President of the Company

Dana G. Barnett           Executive Vice President of the             56           1982
                          Company

Laurence S. Delynn        Retail Consultant                           72           1975

John C. Gaisford, M.D.    Director of Burn Research West              81           1993
                          Penn Hospital

Robert W. Smiley, Esq.    Senior Counsel to the law firm of           75           1972
                          Doepken Keevican & Weiss
                          Professional Corporation;
                          Secretary of the Company

Patricia A. Sunseri       Vice president of Investor and              57           1997
                          Public relations of the Company

C.B. Todd                 Senior Vice President of the                63           1993
                          Company

         Mr. Puskar was employed by the manufacturing subsidiary of the Company from 1961 to 1972 and served in various positions, including Secretary-Treasurer, Executive Vice President and a member of the Board of Directors. From 1972 to 1975, Mr. Puskar served as Vice President and General Manager of the Cincinnati division of ICN Pharmaceuticals Inc. In addition, he has served as partner of several pharmaceutical firms in foreign countries and is currently a director of VivoRx, Inc., Santa Monica, California and Duquesne University, Pittsburgh, Pennsylvania. Mr. Puskar has served as President of the Company since 1976 and as Vice Chairman of the Board since 1980. He was elected Chairman of the Board and C.E.O. on November 9, 1993.

         Mr. Barnett was employed by the Company in 1966. Since that time he has held various management positions with the manufacturing subsidiary of the Company. His responsibilities have covered production, quality control and product development. Mr. Barnett became Vice President in 1974, Senior Vice President in 1978 and Executive Vice President in 1987. He was elected President and Chief Executive Officer of Somerset Pharmaceuticals, Inc., a joint-venture subsidiary of the Company in June 1991, and in August of 1995 he was elevated to Chairman and Chief Executive Officer of Somerset Pharmaceuticals, Inc.

         Mrs. Sunseri has served as a Director of the Company since April 1997, as the Vice President of Investor and Public Relations of the Company since 1989 and as the Director of Investor Relations of the Company from 1984 to 1989. She also serves as a director of AW Computer Systems, Inc. ( computer hardware and software).

         Mr. Todd has been employed by the Company since 1970. Prior to assuming his present position in October, 1987 as Senior Vice President, Mr.Todd served as Vice President-Quality Control. He also serves as President of Mylan Pharmaceuticals Inc., a subsidiary of the Company.

         Messrs. DeLynn and Gaisford have been engaged for more than the past five years in the principal occupations set forth in the table above. Mr. Smiley joined the law firm of Doepken Keevican & Weiss Professional Corporation in October, 1992. Previously, he was a partner of Smiley, McGinty & Stegerfor more than the five previous years. Mr. DeLynn is currently a Director of One Valley Bank, Morgantown, West Virginia.

          The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and certain other committees. The Executive Committee, which met formally and informally on numerous occasions during fiscal 1997, is composed of Messrs. Puskar, Barnett, Todd and Smiley of the Board of Directors of the Company. The Audit Committee, which met twice during the fiscal year, reviews the preparations for and scope of the annual audit of the Company's financial statements, reviews drafts of such statements, makes recommendations as to the retention of independent auditors and as to their fees, and performs such other duties relative to the financial statements of the Company and other matters as the Board of Directors may assign from time to time. The Audit Committee is composed of Messrs. DeLynn and

Gaisford. The Compensation Committee (which also serves as the Stock Option Committee) has responsibility for establishing compensation policies and objectives, determining the compensation payable to the Chief Executive Officer and awarding stock options to employees. The Compensation Committee, which met twice in fiscal 1997, is composed of Messrs. DeLynn and Gaisford. In May 1996, the Board of Directors created a Nominating Committee to nominate candidates for election to the Board at the annual shareholders' meeting or upon the occurrence of any vacancy on the Board. Milan Puskar, John C. Gaisford and Laurence S. DeLynn were appointed to serve as members of the Nominating Committee. The Nominating Committee met on two occasions during fiscal 1997.

       Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership of the Company's equity securities (and derivative securities) and changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange and to provide copies of those filings to the Company. Based solely upon a review of such reports and certain written representations, the Company believes that its directors and executive officers are in compliance with their respective Section 16(a) filing requirements.




       Compensation of Directors

         The Company presently has seven directors, four of whom (Messrs. Puskar, Barnett, Todd and Mrs. Sunseri) are executive officers of the Company and do not receive any additional compensation for serving as directors of the Company. The Company's non-employee directors (Messrs. DeLynn, Gaisford and Smiley) earned director's fees of $24,000 in fiscal 1997 and Mr. Smiley received an additional fee of $21,000 for serving on the Company's Executive Committee.


         Under Service Benefit Agreements entered into with the Company in January 1995, Messrs. DeLynn, Gaisford and Smiley are entitled to receive $18,000 annually, payable in monthly installments for a 10 year period from the date of their termination of service to the Company. Upon the death or at the election of the director, the aggregate amount of any unpaid benefit is payable in a lump sum, discounted to present value at the per annum rate of 7%.

                         EXECUTIVE COMPENSATION

       Report on Executive Compensation

Overview and Philosophy

         The Company's executive compensation policy is to (i) provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, (ii) compensate employees in a manner best calculated to recognize individual, group and Company performances and (iii) seek to align the interests of the employees with the interests of the Company's shareholders. Total compensation includes base salary, annual cash bonuses, long-term incentives and employee benefits. The Company seeks to reward outstanding executive performance contributing to superior operating results and enhanced shareholder value.

         The Compensation Committee is charged with responsibility for (i) establishing the objectives and policies governing the compensation of the Company's employees generally; (ii) determining the amount of compensation payable annually to the Chairman and Chief Executive Officer and any other executive officer of the Company whose annual compensation is subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code"); (iii) awarding stock options to employees of the Company; and (iv) making such recommendations to the Board from time to time as it deems appropriate concerning the Company's compensation of employees and its award of stock options. The actions of the Compensation Committee in fulfilling the obligations described in items (ii) and (iii) of the preceding sentence do not require the approval of the full Board to become effective.

         The Board and the Compensation Committee have taken actions designed to increase the Company's opportunity to deduct all compensation paid to highly compensated officers for Federal income tax purposes. However, no assurance can be given that such actions will ensure the deductibility for Federal income tax purposes of all executive compensation paid by the Company. Furthermore, neither the Board nor the Compensation Committee subscribes to the view that any executive's compensation should be limited to the amount deductible if such executive deserves compensation in excess of $1,000,000 and it is not reasonably practicable to compensate him or her in a manner such that the compensation payable is fully deductible by the Company.

Executive Bonus Plan

         In fiscal 1995, the Committee reviewed and considered numerous proposals for establishing objective performance-based criteria to award the Chairman and Chief Executive Officer of the Company and any other executive officers who, from time to time, are determined by the Committee to be eligible to receive a bonus based on such criteria. Among the criteria considered by the Committee in establishing an executive bonus plan ("the Executive Bonus Plan") were (i) earnings per share above fixed benchmarks, (ii) earnings per share above prior year's earnings per share, (iii) stock prices reaching certain benchmarks, (iv) percentage increases in stock prices, (v) approval by the Food and Drug Administration ("FDA") of a fixed number of applications submitted by the Company, (vi) sales above fixed benchmarks and (vii) sales above prior year's sales.

         The Committee believes that using earnings per share above fixed benchmarks provides the most meaningful objective measure of the Company's performance and provides an appropriate vehicle for rewarding the Chairman and Chief Executive Officer and other executives participating in the Executive Bonus Plan. The other alternatives considered were dismissed by the Compensation Committee for the following reasons:

          First, as to earnings per share in excess of prior year's earnings, factors beyond the control of the executives (such as the onset of a recessionary environment in the pharmaceutical industry or sharply higher costs resulting from implementation of new government regulations relating to the approval or marketing of drugs) could make a comparison with prior year's earnings meaningless. For example, the exemplary performance by an executive in the face of sharply higher costs due to new governmental burdens could go unrewarded if a comparison with prior year's earnings were made. Further, the comparison of current earnings with those of a prior period could operate as a disincentive for the executive to approve new ventures, to enter into new markets, to introduce new products or to seek new merger, acquisition or joint-venture opportunities if the start-up costs associated therewith would reduce earnings in the short term.

         Second, as to stock prices, the Compensation Committee was concerned that stock prices are subject to fluctuation based on general economic factors, interest rates, the national and international political climate, trade balances and other factors which bear no relationship to the effectiveness of an executive or the performance of a particular corporation. Consequently, the Compensation Committee did not believe that use of stock prices alone would be an appropriate way to create incentives for its executives.

         Third, measuring performance through FDA approvals appeared to the Compensation Committee to be too imperfect a measure of performance in that the groundwork for an approval could precede the approval by a considerable time, the timing of approvals is too uncertain, and the number of expected approvals in any period of time is too small a class.

         Finally, the Compensation Committee felt that sales provided the best method of measuring the Company's performance next to earnings. However, in that a measure based on sales alone does not provide an incentive to executives to control costs, the Compensation Committee felt that this measure provided a less satisfactory measure of performance than earnings.

         Accordingly, the Compensation Committee approved an executive bonus plan ( "the Executive Bonus Plan"), subsequently approved by the shareholders at the Company's June 1995 annual meeting, which provides for awards to participating executives of cash bonuses of an amount fixed by the Compensation Committee of up to $100,000 per $.01 by which earnings per share exceed benchmarks fixed by the Compensation Committee. Although broad latitude is afforded to the Compensation Committee to fix the benchmarks and amount of the award per $.01 increase, the bonuses payable to any executive cannot exceed $1,500,000 per annum under the Executive Bonus Plan and the aggregate amount of bonuses payable thereunder in any fiscal year to all participating executives cannot exceed $2,500,000.

Compensation of Executive Officers

         The salaries of executive officers other than the Chairman and Chief Executive Officer were determined by Milan Puskar. Mr. Puskar's determinations were based upon various subjective factors such as the responsibilities, positions, qualifications, individual performances and years of service with the Company of such executives. In making such determination, the Chairman and Chief Executive Officer did not undertake a formal survey or analysis of the compensation paid to executives in other companies. Such salaries are not tied to the Company's performance. The bonuses of executive officers other than the Chairman and Chief Executive Officer were awarded by Milan Puskar based upon his perception of each officer's contribution to the Company's success. The Board neither undertook to conduct a formal survey or analysis of the bonuses awarded (or total compensation packages offered) by other pharmaceutical companies nor established numerical goals or targets in determining these bonuses.

Compensation of Chief Executive Officer

          The Compensation Committee did not consider any adjustments to the salary of Milan Puskar, the Company's Chairman and Chief executive Officer, in fiscal 1997, which was continued at the fiscal 1996 level. However, in order to create a performance-based reward intended to be fully deductible by the Company for Federal income tax purposes as well as serving as an incentive to Mr. Puskar to seek to maximize earnings for the balance of the fiscal year, in August 1996 the Compensation Committee awarded to him a bonus pursuant to the Executive Bonus Plan of $50,000 for each $.005 that earnings for the second, third and fourth quarters of fiscal 1997 in the aggregate exceeded $.33 per share, not to exceed $500,000. The Compensation Committee reported that it had selected this benchmark in light of numerous factors and considerations, including identified developments in the pharmaceutical industry, the status of the Company's own efforts to obtain FDA approvals and its negotiation of business arrangements. Although this benchmark was met, and Mr. Puskar was entitled to receive a bonus of $500,000 for fiscal 1997, he advised the Board that he was not satisfied with the Company's performance in fiscal 1997 and, therefore, declined to accept this bonus.

Submission of Report

         This Report on Executive Compensation is submitted by the members of the Compensation Committee, Laurence S. DeLynn and John C. Gaisford, except for the matters described under "Compensation of Other Executive Officers," which, as to the compensation of executive officers, other than the Chairman and Chief Executive Officer, is submitted by Milan Puskar.


      Compensation Committee Interlocks and Insider Participation

         Robert W. Smiley, Laurence S. DeLynn and John C. Gaisford served as members of the Compensation Committee during fiscal 1997. Dr. Gaisford replaced Mr. Smiley on the Committee following Mr. Smiley's resignation from the Committee in July 1996. Mr. Smiley resigned from the Committee (prior to the time it took any formal action as to compensation in fiscal 1997) since, under newly adopted Federal income tax regulations, his positions as both a corporate officer of the Company (Secretary) and a member of the Compensation Committee could potentially have prevented the Company from utilizing certain Federal income tax deductions for compensation paid to executives. Mr. Smiley serves as Senior Counsel to the law firm of Doepken Keevican & Weiss Professional Corporation, which provides legal counsel to the Company. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving members of the Board of Directors, or its Compensation Committee.

      Employment Contract and Termination of Employment and Change-in-Control Arrangements

         The Company entered into an employment contract with Mr. Puskar on April 28, 1983 which specifies his respective duties and provides for ordinary insurance and health benefits as provided for the Company's salaried employees. This employment contract originally called for a term expiring on March 31, 1988, and since this date has been continued on a year-to-year basis subject to termination by either the Company or the executive at anytime. Salary and bonuses under this employment contract are determined by the Company's Board of Directors. Mr. Puskar's employment contract provides for continued payments of salary for a period of one year following any termination of his employment contract by the Company. The Salary Continuation Plan referred to in the notes to the "Summary Compensation Table" provides for the payment of post-retirement compensation pursuant to agreements with key employees, including executive officers, over a period not exceeding fifteen years, as more fully described in such Note. The Company has no other compensatory plan or arrangements resulting from the resignation, retirement or other termination (including any termination or change in responsibility following a change-in-control) of an executive officer's employment with the Company or its subsidiaries.

Performance Graph

         Set forth below is a performance graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five years ended March 31, 1997 of $100 invested March 31, 1992 in each of the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Dow Jones Pharmaceutical Index.




Year        MYL         DJ Pharmaceuticals              S&P 500
----     ---------      ------------------           ---------------
1992       100                100                         100
1993       154                 82                         115
1994        93                 76                         117
1995       171                110                         135
1996       179                171                         179
1997       122                219                         214

[GRAPHIC OMITTED]

* $100 Invested on 03/31/92 in stock or index-including reinvestment of dividends.
   Fiscal year ending March 31.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding the compensation paid by the Company and its subsidiaries in the past three fiscal years to the Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer:

                                                                                     Long-Term Compensation
                                             Annual Compensation                   Options/        All Other
 Name and               Fiscal Year        Salary            Bonus                 SARs(1)       Compensation(2)
Principal Position     Ended March 31        ($)             ($)                     #                  ($)
------------------     --------------    ----------       -------------         ---------------     ----------

Milan Puskar,               1997         1,000,000            -0-                     -0-              65,000
Chairman of the Board,      1996         1,000,000            -0-                     -0-             513,600
C.E.O., President and       1995           700,000           800,000                  -0-             709,200
Director

Dana G. Barnett,            1997           200,000            -0-                     -0-              22,300
Executive Vice President    1996           200,000            -0-                     -0-             290,000
and Director (3)            1995           150,000            -0-                     -0-             848,600

C.B. Todd,                  1997           200,000           250,000                  -0-              22,300
Senior Vice President       1996           200,000           250,000                  -0-             290,000
and Director                1995           150,000           300,000                  -0-             260,300

Roderick P. Jackson,        1997           200,000           250,000                  -0-             255,300
Senior Vice President       1996           200,000           250,000                  -0-             255,600
                            1995           150,200           300,000                  -0-             153,000

Louis J. DeBone,            1997           144,500           175,000                  -0-             255,300
Vice President              1996           137,500           175,000                  -0-             255,600
                            1995           100,000           225,000                  -0-             229,700

Patricia A. Sunseri,        1997           144,500           175,000                  -0-             255,300
Vice President and          1996           137,500           175,000                  -0-             255,600
Director                    1995           100,000           225,000                  -0-             229,700
---------------------

(1) The Company does not have an SAR program.

(2) This column includes (i) the Company's contributions to the Employees Profit Sharing Plan and (ii) the amounts accrued by the Company under the Salary Continuation Plan described below. During fiscal 1997, contributions to the Employees Profit Sharing Plan were made in the amount of $16,500 for each of Messrs. Puskar, Barnett, Todd, Jackson and DeBone and Mrs. Sunseri; amounts were accrued under the Salary Continuation Plan of $238,800 each for Messrs. Jackson and DeBone and Mrs. Sunseri. Additionally, $48,500, $5,800, $6,600 of life insurance premiums were paid by the Company for Messrs. Puskar, Barnett and Todd respectively pursuant to split-dollar life insurance agreements with respective trusts. Neither the executive officers or their respective trusts, has any interest in the cash surrender value of the insurance policies subject to that agreement.

          Pursuant to a Salary Continuation Plan approved by the Board of Directors in January 1995, the Company entered into Retirement Benefit Agreements with various key employees, including each of the executive officers included in the Summary Compensation Table. These agreements provide for fixed annual payments to these executives over a 15-year period, in the case of Messrs. Puskar, Barnett and Todd, and over a 10-year period, in the case of Messrs. Jackson and DeBone and Mrs. Sunseri, commencing upon their termination of employment with the Company. Upon the death following retirement or at the election of the executive, the aggregate amount of the unpaid benefit is payable in a lump sum, discounted to present value at the per annum rate of 7%.

         The annual benefits awarded to the executive officers included in the Summary Compensation Table are as follows:

                             Retirement Other than      Retirement Due to
                              Due to Disability            Disability
                            ----------------------      -------------------

Milan Puskar..........               $300,000              $500,000
Dana G. Barnett.......               $180,000              $300,000
C. B. Todd............               $180,000              $300,000
Roderick P. Jackson...      $70,000 to $100,000            $100,000*
Louis J. DeBone.......      $70,000 to $100,000            $100,000*
Patricia A. Sunseri...      $70,000 to $100,000            $100,000*
--------------
* Or retirement following a change of control of the Company.

         If any of these executives dies prior to retirement, his beneficiaries will receive (under life insurance policies purchased by the Company) lump sum payments of $1,645,000, in the case of Mr. Puskar, $1,500,000, in the case of Messrs. Barnett and Todd, and $1,250,000, in the case of Messrs. Jackson and DeBone and Mrs. Sunseri. In addition, if Mr. Puskar dies prior to his retirement, the Company will pay his beneficiaries the additional sum of $1,600,000.

(3) The amounts for Mr. Barnett exclude payments made by Somerset Pharmaceuticals, Inc., a non-consolidated subsidiary.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR OPTIONS (1)

         The following table sets forth information in respect of exercises by the named executive officers of stock options granted to, and unexercised options held by, such officers at March 31, 1997. All such options were granted under the Company's 1986 Incentive Stock Option Plan, as amended.

                                                                                    Value of
                                                                Number of          Unexercised
                                                               Unexercised         In-the-Money
                                                                Options at          Options at
                           Shares           Value            Fiscal Year Ended   Fiscal Year Ended
                          Acquired         Realized           March 31, 1997      March 31, 1997 (2)
 Name                       (#)               ($)                    (#)               ($)
 ----                  --------------     --------------    --------------------   -----------------
Dana G. Barnett             -0-               -0-                150,000              431,250
C. B. Todd                  -0-               -0-                150,000              431,250
Roderick P. Jackson         -0-               -0-                150,000              431,250
Louis J. DeBone             -0-               -0-                 75,000              215,625
----------

(1)   The Company does not have an SAR program.

(2) All options were exercisable at $12.00 per share. The closing price on March 31, 1997 on the New York Stock Exchange was $14.875 per share.

                          SECURITY OWNERSHIP

        The following table sets forth information as of April 30, 1997 regarding the amount and nature of Common Stock ownership by all directors and named executive officers, and all directors and executive officers as a group and all persons known by management to beneficially own 5% or more of the Company's Common Stock.

                                    Shares
                                 Beneficially
                                   Owned (1)                 Percent
Name                                 (#)                     of Class
------                          --------------              ----------
Milan Puskar                     2,450,000                    2.02
Dana G. Barnett                    227,571                     .19
Laurence S. Delynn                 345,000                     .28
John C. Gaisford, M.D.              47,715                     .04
Robert W. Smiley, Esq.             120,000                     .10
Patricia A. Sunseri                448,750                     .37
C.B. Todd                          527,316                     .44
Roderick P. Jackson                206,875                     .17
Louis J. DeBone                    105,000                     .09

All directors and executive
officers as a group              4,649,327  (2)               3.84
----------
Invesco Capital
Management, Inc.                11,938,675  (3)               9.84

(1) In each case, the director or officer has sole or shared direct beneficial ownership of the shares. Amounts include unissued shares under option.

(2)   Includes 731,000 unissued shares under option.

(3)   Invesco Capital Management, Inc.
       11 Devonshire Square
       London, EC2M 4YR England



               PROPOSED STOCK OPTION PLAN  [Proposal No. 2]

     Background Information

         On January 23, 1997, the Board of Directors of the Company approved the Mylan Laboratories Inc. 1997 Incentive Stock Option Plan ("the Plan" or "the Option Plan") which authorizes the grant of options to purchase the Company's Common Stock to executives, directors, employees and agents of the Company and its subsidiaries.

         The Plan, if approved by the shareholders, is to be effective as of January 23, 1997. The approval and adoption of the Plan requires the affirmative vote of the holders of a majority of the Common Stock of the Company who are entitled to vote and are represented in person or by proxy at the annual meeting (assuming a quorum exists). Approval of the Plan is necessary for the Company to issue incentive stock options thereunder, but the Plan can otherwise be continued in effect on the basis of the Board's adoption. The Board of Directors recommends a vote FOR the proposal to adopt the Option Plan. A copy of the Option Plan in the form proposed to be considered by the shareholders is set forth in Appendix A to this Proxy Statement.

     Participation in the Plan

         All executive officers and other officers, directors and employees who are not part of collective bargaining units, as well as independent agents, consultants and attorneys, of the Company and its subsidiaries are eligible to participate in the Plan. The Company estimates that nine executive officers, two directors (who are not executive officers), approximately 1,800 other officers and employees and less than 10 agents, consultants and attorneys will be eligible to participate in the Plan. Under the Plan, the Compensation Committee, acting as the Stock Option Committee ("the Committee"), has authority to award options to eligible persons on the basis of the nature of their duties, their present and potential contributions to the success of the Company and like factors. The Plan is intended to offer participants substantial incentives to join or continue to serve the Company and, by aligning their interests with those of stockholders, to act in a manner calculated to maximize shareholder value. To this end, the Committee may elect to award options to key employees in full or partial substitution of or in addition to cash bonuses. Although the Committee has neither determined the number of options to be awarded in fiscal 1998 nor the identity of the recipients, it does not intend to award options to purchase more than 1,000,000 shares of Common Stock in fiscal 1998.


     Summary of the Plan

         The following summary of the Plan is qualified by reference to the full text of the Plan set forth in Appendix A to this Proxy Statement.

         Purpose. The purpose of this Plan is to provide a means whereby the Company may, through the grant of options to purchase its Common Stock, attract, retain and motivate officers, directors, employees and nonemployee consultants, agents and advisors to exert their best efforts on behalf of the Company and its subsidiaries.

          Administration. The Plan is administered by a Stock Option Committee ( "the Committee") consisting of at least two members of the Company's Board of Directors. The Compensation Committee currently acts as the Stock Option
Committee. Each member of the Committee must be a "non-employee director" (as defined under applicable rules of the Securities and Exchange Commission) when the Committee is acting to grant options to participants who are also directors or officers. In addition, each member of the Committee must be an "outside director" within the meaning of applicable regulations under the Internal Revenue Code of 1986 when the Committee is acting to grant options to the Company's Chief Executive Officer, one of the four most highly compensated officers (other than the Chief Executive Officer) or any participant who, in the judgment of the Board, is reasonably likely to attain such status within the exercise period of any contemplated option.

         Exercise Price of Options. The option price per share of Common Stock deliverable upon the exercise of an option is the price determined by the Committee at the time the option is granted, but cannot be less than the fair market value of the Company's Common Stock on the date of grant.

         Term of Options. Each option will have such term, not in excess of 10 years, as is determined by the Committee, subject to immediate termination in the event of the voluntary or involuntary termination of any participant, except in the event of a termination due to (i) death or permanent disability, in which event the option shall continue to be exercisable for a period of one year from the date of termination of the participant's employment (or earlier termination of the option) or (ii) retirement or following indefinite layoff, in which event the option shall continue to be exercisable for a period of three months from the date of termination of the participant's employment (or earlier termination of the option). No awards may be made under the Plan after January 23, 2007, the tenth (10th) anniversary of the original adoption date of the Plan by the Board of Directors. However, all awards made under the Plan prior to this date will remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.


          Vesting of Options. Each option will become exercisable under the Plan in increments of 25% on each of the second and third anniversaries of the date of grant, with the balance becoming exercisable on the fourth anniversary, subject to (i) immediate 100% vesting if a participant's employment is terminated due to death, permanent disability or retirement, and (ii) the Committee's reducing or eliminating the vesting requirements for any participant with at least two years continuous service to the Company.

         Maximum Amount of Option Grants. The maximum number of shares of Common Stock which may be issued under the Plan will be 10,000,000. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year cannot exceed $100,000, and no participant is entitled to receive options in any calendar year to purchase more than 250,000 shares of Common Stock, plus any amount of shares that were available within this limit in any prior year for which options were not granted.

         Amendment of the Plan. The Board of Directors of the Company has authority to amend, suspend or discontinue the Plan, except that, without shareholder approval, the Board may not (i) permit the granting of options under the Plan after January 23, 2007, (ii) without shareholder approval and subject to appropriate adjustments in the event of extraordinary corporate transactions in accordance with the terms of the Plan, increase the number of shares reserved for issuance upon the exercise of options, (iii) permit the granting of any option at an option price less than the fair market value of the Company's Common Stock on the date of grant, (iv) permit the granting of options under the Plan with terms in excess of 10 years, (v) materially increase the benefits accruing to participants in the Plan, (vi) materially modify the requirements for eligibility for participation in the Plan or (vii) otherwise cause applicable rules under the Federal securities laws or the requirements for incentive stock options to become inapplicable.

         Adoption of the Plan. The effective date of the Plan is January 23, 1997, the date of adoption of the Board by the Plan of Directors, except that, if the shareholders of the Company do not approve the Plan by January 22, 1998, no options granted under the Plan will constitute incentive stock options.

     Certain Federal Income Tax Matters

          Under the Plan, the Committee may grant either incentive stock options under section 422 of the Code or non-qualified stock options which do not qualify for the tax treatment afforded incentive stock options. Neither the grant of an incentive stock option nor the grant of a non-qualified stock option will be treated as compensation to the participant for Federal income tax purposes, and neither will result in a deduction for tax purposes for the Company.

         On exercise of an incentive stock option, the participant will not recognize any compensation income, and the Company will not be entitled to a deduction for tax purposes, although exercise of an incentive stock option may give rise to liability under the alternative minimum tax provisions of the Code. Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the grant or one year of the date of exercise, the participant will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares and the entire gain for the participant will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will generally be taxable to the participant as compensation income and deductible for tax purposes by the Company.

                  INDEPENDENT AUDITORS [Proposal No. 3]

         The Board of Directors has recommended that Deloitte & Touche LLP be elected by the shareholders to act as auditors of the Company for the current fiscal year. Proxies received in the accompanying form will be so voted unless other specification is made. The affirmative votes of a majority of the shares of Common Stock present and voting (in person or by proxy) are required to adopt the proposal.

         The Company's financial statements for fiscal 1997 were examined by Deloitte & Touche LLP. In connection with the examination of the financial statements, Deloitte & Touche LLP also reviewed the Company's annual report to shareholders and its filings with the Securities and Exchange Commission.

         It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.


                    1998 SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Company's proxy statement for the annual meeting to be held in 1998, shareholder proposals must be received by the Company at its principal executive offices not later than January 20, 1998.



                   OTHER MATTERS [Proposal No. 4]

         The Board of Directors does not know of any matters to be presented at the annual meeting other than those discussed above. If other matters should properly come before the meeting, shares in respect of which properly executed proxies are received will be voted on such matters in accordance with the judgment of the persons named in such proxies. The cost of the solicitation of proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may solicit proxies in person or by telephone.

         Upon written request to the undersigned Secretary (at the address specified on page 1) by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 1997 as filed with the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the shareholder requesting same.

                                           By Order of the Board of Directors,

                                               Robert W. Smiley, Secretary

                                                                 Appendix  A
                              MYLAN LABORATORIES INC.
                        1997 INCENTIVE STOCK OPTION PLAN
                        --------------------------------


1.       PLAN NAME

         This Plan shall be known as the "MYLAN LABORATORIES INC. 1997 Incentive Stock Option Plan" ( "the Plan").

2.       EFFECTIVE DATE

         The effective date of the Plan shall be January 23, 1997; provided, however, that if the shareholders of MYLAN LABORATORIES INC. ( "the Corporation") do not approve the Plan by January 22, 1998, no Options (as defined in paragraph 3) granted under the Plan shall constitute Incentive Stock Options (as defined in paragraph 5(c)).

3.       PURPOSE

         The purpose of this Plan is to provide a means whereby the Corporation may, through the grant of options to purchase Class A Common Stock, par value $.50 per share ("Common Stock") of the Corporation ("Options") to employees (including officers and directors who are also employees) and nonemployee consultants, agents and advisors to attract, retain and motivate these persons to exert their best efforts on behalf of the Corporation and its subsidiaries. Collectively, these persons are called "key employees."

4.       NUMBER OF SHARES AVAILABLE UNDER PLAN

         Options may be granted by the Corporation from time to time to key employees of the Corporation and its subsidiaries to purchase an aggregate of Ten Million (10,000,000) shares of Common Stock of the Corporation and Ten Million (10,000,000) shares of Common Stock shall be reserved for Options granted under the Plan (subject to adjustment as provided in paragraph 6(i)). Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Corporation in its treasury. If any Option granted under the Plan shall terminate, expire or be canceled as to any shares, new Options may thereafter be granted under the Plan covering those shares, subject to the limitations imposed under paragraph 5(a)(2).

5.       ADMINISTRATION

          The Plan shall be administered under the terms of this Section 5.

          (a) STOCK OPTION COMMITTEE. Except as further provided in this paragraph 5(a), the Plan shall be administered by a Stock Option Committee ("Committee") consisting of at least two members of the Board of Directors of the Corporation who shall be appointed by, and serve at the pleasure of, the Board of Directors. The composition of the Committee shall be controlled by the following provisions of this paragraph 5(a).

          (1) Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3, as that Rule may be amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended, when the Committee is acting to grant Options to those key employees who are also directors or officers. Those actions which require a Committee of non-employee directors include:

               (i) selecting the directors or officers to whom Options may be granted;

               (ii) deciding or determining the timing, price, number or other terms and conditions of, or shares subject to, each Option made to a key employee who is also a director or officer; and

               (iii) interpreting the Plan or Option agreements with regard to Options granted to a director or officer.

An officer or director  who also has an  employment  status  described in clause
(i), (ii) or (iii) of paragraph 5(a)(2), shall also be limited to a maximum number of Options under the Plan as provided under paragraph 5(a)(3).

          (2) Each member of the Committee must be an "outside director" within the meaning of Regulation ss.1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"), under the Internal Revenue Code of 1986, as amended (the "Code"), when the Committee is acting to grant Options to those key employees who have the following employment status with the Corporation:

               (i) the chief executive officer of the corporation or the individual acting in that capacity;

               (ii) one of the four highest compensated officers (other than the chief executive officer) of the Corporation; or

               (iii) in the judgement of the Board of Directors, is deemed reasonably likely to become an employee described in clause (i) or (ii) of this paragraph 5(a)(2) within the exercise period of any contemplated option.

Those actions which require a Committee of outside directors include the same actions as is described in the immediately preceding paragraph except that the employment relationships described in clauses (i), (ii) and (iii) of this paragraph 5(a)(2) shall be substituted for the references to director or officer. In addition, the provisions of paragraph 5(a)(3) shall apply.

         If an individual who is being considered for a grant of Options is an officer or director and also has an employment status described in clause (i),
(ii) or (iii) of this paragraph 5(a)(2), the members of the Committee shall consist of whichever of the following director categories is the more restrictive, non-employee directors as defined in Section 5(a)(1), or of outside directors as defined in this Section 5(a)(2).

          (3) In addition to any other limitation, the Committee shall not award to any employee described in clause (i), (ii) or (iii) of paragraph 5(a)(2)Options in any calendar year to purchase more than 250,000 shares of Common Stock, plus any amount of shares that were available within this limit in any prior year for which Options were not granted. Further, any Options awarded to such an employee which are thereafter canceled shall continue to count against the maximum number of Options which may be awarded to that employee, and any Option of such an employee which is later repriced shall be deemed to be the cancellation of the original Option and the grant of a new Option for purposes determining the number of Options awarded to that employee.

          (b) COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum, and the action (1) of a majority of the members present at a meeting at which a quorum is present or (2) authorized in writing by all members, shall be the action of the Committee. A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose if the member or members who are present in person can hear him and he can hear them.

          (c) AUTHORITY OF THE  COMMITTEE.  The Committee  shall have the power:
(1) to determine and designate in its absolute discretion from time to time those employees of the Corporation, its subsidiaries, independent agents, consultants and attorneys who by reason of the nature of their duties, their present and potential contributions to the success of the Corporation and other factors, who are eligible to participate in the Plan and to whom Options are to be granted; provided, however, no Option shall be granted after January 23, 2007, the tenth (10th) anniversary of the original adoption date of the Plan;
(2) to authorize the granting of (i) Options which qualify as Incentive Stock Options within the meaning of Code Section 422 ("Incentive Stock Option"); provided that only employees of the Corporation may be granted Incentive Stock Options, (ii) Options which do not qualify under Code Section 422 ("Nonqualified Stock Option"); provided that only Nonqualified Stock Options may be granted to persons who are not employees, but who are otherwise eligible for grant of options; (3) to determine the number of shares subject to each Option, subject to paragraph 5(a); (4) to determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period.

                  The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or an approved leave of absence from the Corporation as a period of employment of the Optionee by the Corporation, as the case may be, for the purpose of accrual of rights under an Option. An interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

         (d) INDEMNIFICATION OF COMMITTEE. In addition to other rights that they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

6.       TERMS AND CONDITIONS

         Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following expressed terms and conditions and to other terms and conditions as the Committee may deem appropriate, including those imposed by Section 8 following amendment of the Plan requiring shareholder approval.

         (a) OPTION PERIOD. Each Option agreement shall specify the period for which the Option hereunder is granted (which in no event shall exceed ten (10) years from the date of the grant of the Option) and shall provide that the Option shall expire at the end of that period.

         (b) OPTION PRICE. The Option price per share shall be determined by the Committee at the time any Option is granted, and shall not be less than the fair market value (but in no event less than the par value if any) of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

         (c) AGGREGATE OWNERSHIP AND EXERCISE LIMITATIONS. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Corporation and its subsidiaries and parents) shall not exceed $100,000.

         (d) EXERCISE OF OPTION. Subject in each case to the provisions of paragraphs (a), (b), (c), (e), and (f) of this Section 6, any Option may be exercised, to the extent exercisable by its terms, at the time or times as may be determined by the Committee at the time of grant; subject, however, to the following limitations. No portion of an Option granted to an employee of the Corporation or its subsidiaries shall be exercisable unless the Optionee has been employed by the Corporation or its subsidiaries until the second anniversary of the date of the grant of the Option. Between the second anniversary and the third anniversary of the date of the grant of the Option, if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise up to twenty-five percent (25%) of the Option. Between the third anniversary and the fourth anniversary of the date of the grant of the Option, if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise cumulatively up to fifty percent (50%) of the Option. On and after the fourth anniversary of the date of the grant of the Option (but in no event longer than the period provided in paragraph 6(a)), if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise cumulatively up to one hundred percent (100%) of the Option. The Committee, in its sole discretion, however, may reduce or eliminate the limitations provided in the preceding four sentences ("Vesting Limitations") for Options granted to any employee having at least two years of continuous service with the Corporation or its subsidiaries. Notwithstanding the Vesting Limitations, if an Optionee's employment is terminated due to death, Permanent Disability (as defined in paragraph 6(f)), or retirement as determined in the sole and absolute discretion of the Committee ("Retirement"), one hundred percent (100%) of the Optionee's Option may be exercised in accordance with the provisions of paragraph 6(f). Vesting provisions substantially similar to the Vesting Limitations may be imposed upon any Option granted to a nonemployee Optionee at the sole and absolute discretion of the Committee.

         (e) PAYMENT OF PURCHASE PRICE AND TAXES UPON EXERCISE. The purchase price of Common Stock as to which an Option shall be exercised and any employment taxes arising therefrom shall be paid to the Corporation at the time of exercise in cash or, at the discretion of the Committee, in stock of the Corporation; payment in stock of the Corporation shall include the right of an Optionee to elect to receive the shares of Common Stock issuable upon exercise of an Option reduced by that number of shares of Common Stock necessary to satisfy the purchase price and/or the minimum statutory withholding requirements for employment taxes (hereinafter "Net Exercise").

         (f) EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT. (1) If any Optionee who is an employee of the Corporation or its subsidiaries shall die
(i) while an employee of the Corporation or its subsidiaries or (ii) within three (3) months after termination of the Optionee's employment with the Corporation or its subsidiaries because the Optionee is permanently and totally disabled (within the meaning of Code Section 22(e)(3)) ("Permanent Disability") or because of Retirement, any Option of the Optionee may be exercised by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or if no person has that right, by the Optionee's executors or administrators, at any time, or from time to time, within one (1) year after the date of the death, but in no event later than the expiration date specified in paragraph (a) of this Section 6. (2) If an Optionee's employment by the Corporation or its subsidiaries shall terminate because of Permanent Disability, the Optionee may exercise any Option of the Optionee at any time, or from time to time, within one (1) year of the date of the termination of employment, but in no event later than the expiration date specified in paragraph (a) of this
Section 6. (3) If an Optionee's employment by the Corporation or its subsidiaries shall terminate because of indefinite lay-off, the Optionee may exercise any Option of the Optionee to the extent that the Optionee may be entitled to do so at the date of the indefinite lay-off, at any time, or from time to time, within three (3) months of the date of the termination of employment, but in no event later than the expiration date specified in paragraph (a) of this Section 6. (4) If an Optionee's employment by the Corporation or its subsidiaries shall terminate because of Retirement, any Option of the Optionee may be exercised by the Optionee at any time, or from time to time, within three (3) months of the date of the termination of employment, but in no event later than the expiration date specified in paragraph (a) of this Section 6. (5) Except as provided by (1) through (4) of this paragraph (f) of Section 6, if an Optionee's employment shall cease by reason of a voluntary or involuntary termination, either with or without cause, any Option of the Optionee shall terminate immediately. (6) If an Optionee is not an employee of the Corporation or its subsidiaries when the Optionee is granted an Option, that Option shall terminate one (1) year after the date of the Optionee's death, but in no event later than the expiration date specified in paragraph (a) of this Section 6. If such an Optionee dies, any Option of the Optionee may be exercised by the person to whom the Optionee's rights under the Option pass by will or applicable law or if no person has that right, by the Optionee's executors or administrators, at any time, or from time to time within one (1) year after the date of the death, but in no event later than the expiration date specified in paragraph (a) of this Section 6.

         (g) NONTRANSFERABILITY. Except as otherwise provided in this paragraph, no Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee, the Optionee's guardian, legal representative or as otherwise provided by this paragraph.

                  Notwithstanding any other provision of this Plan, the Committee may direct, pursuant to a qualified domestic relations order, that all or a portion of a Non-qualified Stock Option is transferable to, or exercisable by, an alternate payee (as defined by Code Section 414(p)(8) ). For purposes of this paragraph, a qualified domestic

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relations  order  means a  domestic  relations  order  that  would  satisfy  the requirements of Code Section 414(p) but for Code Section 414(p)(9). This subparagraph in its entirety, however, shall not apply to an Incentive Stock Option granted pursuant to Code Section 422.

         (h) INVESTMENT REPRESENTATION. Each Option agreement shall provide that upon demand by the Committee, the Optionee (or any person acting under paragraph 6(f)) shall deliver a written representation to the Committee at the time of any exercise of an Option that the shares to be acquired upon the exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon demand, delivery of the representation prior to the delivery of any shares to be issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or other person to purchase any shares.

         (i) ADJUSTMENTS. In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding Option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with the change in a manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

         (j) INCENTIVE STOCK OPTIONS. Each Option agreement which provides for the grant of an Incentive Stock Option to an employee shall contain terms and provisions as the Committee may determine to be necessary or desirable in order to qualify the Option as an Incentive Stock Option within the meaning of Code
Section 422, or successor thereto and to meet the requirement of Rule 16b-3.

         (k) NO RIGHTS AS SHAREHOLDERS. No Optionee shall have any rights as a shareholder with respect to any shares subject to an Option prior to the date of issuance to the Optionee of a certificate or certificates for the shares.

         (l) NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Corporation or any subsidiary of the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the Optionee's employment at any time.

7.       COMPLIANCE WITH OTHER LAWS AND REGULATIONS

         The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under Options, shall be subject to all applicable Federal and state laws, rules and regulations and to required approvals of any government or regulatory agency. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of the shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

8.       AMENDMENT AND DISCONTINUANCE

          The Board of Directors of the Corporation may from time to time amend, suspend or discontinue the Plan; provided, however, that subject to the provisions of paragraph 6(i) or the approval of the Corporation's shareholders no action of the Board of Directors or of the Committee may: (a) extend the period during which Options may be granted as provided in paragraph 4(c); (b) increase the number of shares reserved for Options pursuant to Section 4; (c) permit the granting of any Option at an Option price less than that determined in accordance with paragraph 6(b); (d) permit the granting of Options which expire beyond the period provided for in paragraph 6(a); (e) materially increase the benefits accruing to participants in the Plan; (f) materially modify


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the requirements for eligibility for participation in the Plan; or (g) otherwise cause Rule 16b-3 or the requirements for Incentive Stock Options to become inapplicable. Without the written consent of an Optionee, no amendment or suspension of the Plan shall diminish or impair any Option previously granted to the Optionee under the Plan. Notwithstanding any other provision of the Plan, if
an   amendment  to  the  Plan   requires  the  approval  of  the   Corporation's
shareholders, every Option granted after that amendment and before approval of the shareholders (and the Optionee's or other person's rights in every share issued upon an exercise of an Option granted during that time) shall be conditional and contingent upon the approval of the Corporation's shareholders. Further, those Options (and shares issued under those options) shall not be subject to sale or transfer unless and until shareholder approval is obtained. The Committee shall implement procedures for compliance with these restrictions when applicable.

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